UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2014

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Vector Group Ltd. (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K, as filed with the SEC on July 30, 2014, to refurnish the press release attached as Exhibit 99.1. The revised press release corrects an error in the Non-GAAP Financial Results to read as follows:

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"Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $15.5 million or $0.16 per diluted share for the three months ended June 30, 2014 and $17.8 million or $0.19 per diluted share for the three months ended June 30, 2013."

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"Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $30.1 million or $0.31 per diluted share for the six months ended June 30, 2014 and $28.9 million or $0.31 per diluted share for the six months ended June 30, 2013."

Additionally, Table 4 has been revised to correct "Non-cash amortization of debt discount on convertible debt" and the related tax impact, Pro-forma Adjusted Net Income attributed to Vector Group Ltd., and Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.

Item 2.02. Results of Operations and Financial Condition

On July 30, 2014, Vector Group Ltd. announced its financial results for the three and six months ended June 30, 2014. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibit

(c)	Exhibit.

Exhibit No.	Exhibit
99.1	Press Release issued on July 30, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer
Date: July 30, 2014

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